POWER OF ATTORNEY

Know all by these presents,that the undersigned hereby

constitutes and appoints each of Timothy P. Boyle, Peter

J. Bragdon, Thomas B. Cusick, Lindsey Kantawee and Richelle Luther,

signing singly, the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of

Columbia Sportswear (the Company), Forms 3, 4 and 5

(including amendments thereto) in accordance with Section

16(a) of the Securities Exchange Act of 1934 and the

rules and regulations thereunder and a Form ID, Uniform

Application for Access Codes to File on Edgar;

2. do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to

complete and execute any such Forms 3, 4 or 5 or Form ID

and timely file such forms (including amendments

thereto) and application with the United States

Securities and Exchange Commission and any stock exchange

or similar authority; and

3. take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such attorney-in-fact, may be of benefit to, in the best

interest of, or legally required by, the undersigned, it

being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant to

this Power of Attorney shall be in such form and shall

contain such terms and conditions as such attorney-in-

fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-

fact full power and authority to do and perform any and

every act and thing whatsoever requisite, necessary or

proper to be done in the exercise of any of the rights

and powers herein granted, as fully to all intents and

purposes as the undersigned might or could do if

personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute

or substitutes, shall lawfully do or cause to be done by

virtue of this power of attorney and the rights and

powers herein granted. The undersigned acknowledges that

the foregoing attorneys-in-fact, in serving in such

capacity at the request of the undersigned, are not

assuming, nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section 16

of the Securities Exchange Act of 1934.

The undersigned acknowledges, and agrees to abide by, the

Companys policies and to furnish such information,

either orally or in writing, as necessary to comply with

Section 16 of the Securities Exchange Act of 1934, which

may be relied upon by such attorney-in-fact.

This Power of Attorney supersedes any power of attorney

previously executed by the undersigned regarding the

purposes outlined in the first paragraph hereof (Prior

Powers of Attorney), and the authority of the attorneys-

in-fact named in any Prior Powers of Attorney is hereby

revoked.

This Power of Attorney shall remain in full force and

effect until the undersigned is no longer required to

file Forms 3, 4 or 5 with respect to the undersigned's

holdings of and transactions in securities issued by the

Company, unless earlier (a) revoked by the undersigned in

a signed writing delivered to the foregoing attorneys-in-

fact or (b) superseded by a new power of attorney

regarding the purposes outlined in the first paragraph

hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power

of Attorney to be executed as of this 5th day of

July, 2017.

Signature:  /s/  Jim A.Swanson

Name: Jim A. Swanson